                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--29 (Florida, Massachusetts, Michigan, New Jersey and New York Trusts):

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-49345 of our opinion dated April 23, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 14, 1997